Exhibit 99.1

HeartCore Signs 16th Go IPO Contract

NEW YORK and TOKYO, July 2, 2025 (GLOBE NEWSWIRE) -- HeartCore Enterprises, Inc. (Nasdaq: HTCR) (“HeartCore” or the “Company”), a leading enterprise software and IPO consulting services company based in Tokyo, announced that it has signed an agreement (“Consulting Agreement”) with Cipher Core Co., Ltd. (“Cipher Core”) for its 16th Go IPO consulting service win.

As compensation for its services, Cipher Core will pay HeartCore an aggregate of $500,000 in fees, and issue to HeartCore a warrant to acquire 3% of Cipher Core’s capital stock, on a fully diluted basis. In the event that the Consulting Agreement extends beyond the initial 12-month term, the Company shall be compensated on an hourly basis for the time spent delivering its consulting services. The number of warrant shares, which is fully earned, vested, and non-returnable, may be subject to adjustments.

“Our second Go IPO contract for the year reflects the continued interest among Japanese growth companies in pursuing a U.S. listing amid a challenging IPO market,” said HeartCore CEO Sumitaka Kanno. “While we remain cautiously optimistic, our Go IPO pipeline continues to show momentum. We continue to engage in exploratory discussions with a number of companies across the Asia-Pacific region, many of whom are assessing the timing and viability of a U.S. listing. Encouragingly, several Asia-based growth companies, including a few of our own clients, are on track to finalize their listings later this year. We anticipate these upcoming listings will serve as a catalyst, prompting other companies weighing their options to accelerate their U.S. IPO plans. As deal activity picks up, we believe the groundwork we’re laying today will convert into meaningful deal inflow in the long-term.”

As part of the Consulting Agreement, HeartCore agreed to assist Cipher Core in its efforts to go public and list on the Nasdaq Stock Market (“Nasdaq”). Through Go IPO, the Company services clients by assisting throughout the underwriter, auditor, and legal firm hiring and negotiation process, translating requested documents into English, assisting in the preparation of documentation for internal controls required for an IPO or de-SPAC or other fundamental transactions, conversion of accounting data from Japanese standards to U.S. GAAP, providing support services to remove problematic accounting accounts upon listing, support creation of an English web page, preparation of an investor presentation and executive summary of the operations, provision of providing general support services, assisting in the preparation of an S-1 or F-1 filing, and more.

About Cipher Core Co., Ltd.

Cipher Core is an information security technology company in the age of AI and quantum computing. Cipher-Core has developed its proprietary encryption technology using “Complete Cipher,” which was initiated by Dr. Claude Elwood Shannon and perfected by Cipher-Core CEO. It provides the solution to the thread by the advancements of AI and quantum computing. It is highly regarded as the most advanced encryption solution capable of addressing next-generation information threats including cyber threats. Their encryption technology is also designed to meet the stringent security requirements envisioned for government agencies and critical infrastructure.

About HeartCore Enterprises, Inc.

Headquartered in Tokyo, Japan, with offices in New York and San Francisco, CA, HeartCore is a leading enterprise software and IPO consulting services company. HeartCore offers Software as a Service (SaaS) solutions to enterprise customers in Japan and worldwide. The Company also provides data analytics services that allow enterprise businesses to create tailored web experiences for their clients through best-in-class design.

HeartCore’s customer experience management platform (CXM Platform) includes marketing, sales, service and content management systems, as well as other tools and integrations, which enable companies to enhance the customer experience and drive engagement. HeartCore also operates a digital transformation business that provides customers with robotics process automation, process mining and task mining to accelerate the digital transformation of enterprises.

HeartCore’s Go IPOSM consulting service helps Japanese-based companies go public in the U.S.

Additional information about the Company’s products and services is available at https://heartcore-enterprises.com/.

Forward-Looking Statements

All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believed,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue,” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in HeartCore’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond HeartCore’s control which could, and likely will materially affect actual results, and levels of activity, performance, or achievements. Any forward-looking statement reflects HeartCore’s current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. HeartCore assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

HeartCore Investor Relations Contact:

Gateway Group, Inc.

John Yi and Steven Shinmachi

HTCR@gateway-grp.com

(949) 574-3860